                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[   ]            Preliminary Proxy Statement
[ X ]            Definitive Proxy Statement
[   ]            Definitive Additional Materials
[   ]            Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                          Commercial Intertech Corp.
- -------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

- -------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[ X]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or
         14a-6(j)(2).
[  ]     $500 per each party to the controversy pursuant to Exchange
         Act Rule 14a-6(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11.

         1) Title of each class of securities to which transaction applies:

                 ------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 ------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

                 ------------------------------------------------------------

         4)      Proposed maximum aggregate value of transaction:

                 ------------------------------------------------------------

         Set forth the amount on which the filing fee is calculated and state how it was determined.

[  ]     Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 ------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 ------------------------------------------------------------

         3)      Filing Party:

                 ------------------------------------------------------------

         4)      Date Filed:

                 ------------------------------------------------------------

Notes:

                                   * * * * *

                           COMMERCIAL INTERTECH CORP.
                               1775 Logan Avenue
                            Youngstown, Ohio  44501

                                   P R O X Y

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                                      FOR
               THE ANNUAL MEETING OF SHAREHOLDERS, MARCH 23, 1994

        The undersigned hereby appoints JOHN S. ANDREWS, JOHN NELSON, AND DON
E. TUCKER, and each or any of them, attorneys and proxies with full power of substitution, to represent the undersigned and to vote all shares of stock of Commercial Intertech Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Commercial Intertech Corp. to be held at the offices of the Company at 1775 Logan Avenue, Youngstown, Ohio on Wednesday, March 23, 1994, at 2:00 P.M., or at any adjournments or postponements thereof, upon all matters as set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged.

                          PLEASE SIGN, DATE AND RETURN
                          PROMPTLY IN ENCLOSED ENVELOPE

                          Dated: _________________, 1994

                          ______________________________

                          ______________________________
                              Signature of Stockholder

                          THIS PROXY SHOULD BE SIGNED
                          EXACTLY AS NAME APPEARS HEREON

                          Executors, administrators, trustees, attorneys, etc., should give full title as such. If the signer is a corporation or partnership, please sign full corporate or partnership name by duly authorized officer.

1.  ELECTION OF DIRECTORS

The Board of Directors recommends a vote FOR the election of directors.

         Nominees:        William W. Cushwa, Neil D. Humphrey, Kipton C. Kumler
                          and Philip N. Winkelstern.

             --      FOR all nominees         --       WITHHOLD AUTHORITY
             --      listed above             --       to vote for all
                     (except as listed                 nominees listed
                     to the contrary                   above
                     below)

If you wish to withhold authority to vote for any individual nominee, you may write that nominee's name in the space provided below.

______________________________________________________________________


2.  RATIFY SELECTION OF ERNST & YOUNG AS INDEPENDENT AUDITORS.

          --    FOR        --    AGAINST            --    ABSTAIN

The Board of Directors recommends a vote FOR the approval of auditors.

3.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
    UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
    MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

THIS PROXY WILL BE VOTED AS DIRECTED ABOVE, OR IF RETURNED EXECUTED WITH NO DIRECTION GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR RATIFICATION OF ERNST & YOUNG AS AUDITORS.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MARCH 23, 1994

To the Shareholders of Commercial Intertech Corp.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Commercial Intertech Corp. will be held at the Corporate Offices of the Company located at 1775 Logan Avenue, Youngstown, Ohio, on Wednesday, March 23, 1994, at 2:00 P.M., for the following purposes:

         1. Election of four (4) directors of the Second Class to serve for a term of three (3) years and until their successors shall have been elected and qualified;

         2. Ratification of the selection of Ernst & Young as independent auditors for the fiscal year ending October 31, 1994;

         3. Transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof;

all in accordance with the accompanying Proxy Statement.

         The Board of Directors has fixed the close of business on January 24, 1994 as the record date for the determination of the shareholders entitled to notice of and to vote at such meeting.


                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  GILBERT M. MANCHESTER
                                  General Counsel and Secretary



January 28, 1994

                       VOTING YOUR PROXY IS IMPORTANT

                  PROMPT ACTION IN SENDING IN YOUR PROXY WILL ELIMINATE THE EXPENSE OF FURTHER SOLICITATION. AN ENVELOPE IS PROVIDED FOR YOUR USE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU ARE RECEIVING A PROXY FOR EACH ACCOUNT IN YOUR HOUSEHOLD. PLEASE VOTE, SIGN AND MAIL ALL PROXIES YOU RECEIVE.


                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 MARCH 23, 1994


         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Commercial Intertech Corp. (the "Company") of proxies in the form enclosed herewith to be voted at the Annual Meeting of Shareholders to be held in the Corporate Offices of the Company, 1775 Logan Avenue, Youngstown, Ohio, 44501 on Wednesday, March 23, 1994, at 2:00 P.M., and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying form of proxy were first released to shareholders on or about January 28, 1994.


         Any shareholder giving a proxy will have the right to revoke it at any time prior to the voting thereof by giving written notice to the Secretary of the Company. All shares represented by effective proxies will be voted at the meeting or at any adjournments or postponements thereof. If you are present at the meeting, you may vote personally on all matters brought before the meeting. All shares represented by effective proxies marked "abstain" will be counted as present and entitled to vote for purposes of reaching a quorum at the meeting or at any adjournments or postponements thereof, but will not be counted for purposes of voting on any proposal presented at the meeting or any adjournments or postponements thereof. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                 VOTING SHARES

         The Board of Directors has fixed the close of business January 24, 1994 as the record date for the determination of shareholders entitled to notice of and to vote at said meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournments or postponements thereof. The Company's voting securities outstanding on November 30, 1993 consisted of 10,037,575 shares of $1 par value common stock (exclusive of 42,063 shares of treasury stock) and 1,064,846 shares of ESOP Convertible Preferred Stock Series B, no par value, each of which will be entitled to one vote at the meeting.

         Under the General Corporation Law of Ohio, if a shareholder gives written notice to the President, a Vice President, or the Secretary of the Company, not less than forty-eight hours before the time fixed for holding a meeting to elect directors, of his desire that the voting be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder has the right to cumulate such voting power as he possesses and to give one candidate the number of votes equal to the number of directors to be elected multiplied by the number of shares he holds or to distribute his votes on the same principle among two or more candidates, as he sees fit. A shareholder notice to exercise cumulative voting rights at the meeting must be in writing, addressed to the President, Vice President or Secretary of the Company, and received at the principal executive offices of the Company, not less than 48 hours before 2:00 P.M., March 23, 1994.

         The ESOP Convertible Preferred Stock Series B is held of record by a trustee for the Commercial Intertech Corp. Employee Stock Ownership Plan and the Commercial Intertech Retirement Stock Ownership and Savings Plan. The trust for these plans contains pass-through voting provisions for the participants of the plans. Shares which are allocable to a participant's account will be voted by the trustee as directed by the participant. The trustee will vote the shares which are either not allocable to any participant's account or which are allocable, but which were not voted by the participant, proportionately as the allocable shares voted by participants were voted.

                           1.  ELECTION OF DIRECTORS

         The Code of Regulations of the Company provides that the Company shall have twelve directors and that the Board shall be classified with respect to the time for which members shall severally hold office by dividing them into three classes, each of such classes consisting of four directors to hold office for a term of three years. Four directors of the Second Class are to be elected at the annual meeting on March 23, 1994 for a term of three years expiring at the annual meeting in 1997. It is the intention of the persons named in the enclosed form of proxy to vote such proxy as specified and, if no specification is made on a signed and returned proxy, to vote such proxy for the election as directors of the four nominees listed in the table set forth below to serve for a term of three years and until their successors shall be elected and qualify. Directors of the Second Class whose terms of office expire at the annual meeting of shareholders on March 23, 1994 are: Messrs. William W. Cushwa, Neil D. Humphrey, Kipton C. Kumler and Philip N. Winkelstern, all of whom are at present directors of the Company and were elected to their present terms of office by the shareholders at the annual meeting held February 26, 1991.

         The Board of Directors has no reason to believe that the persons nominated will not be available. In the event that a vacancy among such original nominees occurs prior to the meeting, shares represented by the proxies so appointed will be voted for a substitute nominee or nominees designated by the Board of Directors and for the remaining nominees. All such nominees have consented to serve if elected. In the event cumulative voting is appropriately called for, the enclosed proxy may be voted in favor of any one or more of the below-named nominees, to the exclusion of the others, and in such order of preference as the proxy holder may determine in his discretion. In any event, the shares represented by the proxy will be voted for the election of directors unless instructed to the contrary.

         The terms of office of Messrs. McDonough, Peyton, Powers and Tucker, directors of the Third Class, will expire at the annual meeting in 1995, and the terms of office of Messrs. Charles Cushwa, Galvin, Hill and Nelson, directors of the First Class, will expire at the annual meeting in 1996. Except for Messrs. William W. Cushwa and Charles B. Cushwa III, who are brothers, none of the directors are related.

         Candidates for the office of Director receiving the greatest number of votes shall be elected.

                           INFORMATION AS TO NOMINEES

         The names of the nominees for the office of director, together with certain information concerning such nominees, are set forth below:


                 William W. Cushwa, age 56 - Director since 1975.

                 Vice President Planning and Assistant Treasurer of the Company. Mr. Cushwa received his bachelor of arts degree from the University of Notre Dame and his master's degree in Business Administration from Case Western Reserve University. Mr. Cushwa joined the Company in 1960, was elected Assistant Treasurer in 1969, Director of Corporate Planning in 1977 and was elected to his current position in 1983.

                 NOMINEE IN SECOND CLASS (PRESENT TERM EXPIRES IN 1994).


                 Neil D. Humphrey, age 65 - Director since 1985.

                 President Emeritus of Youngstown State University. Dr. Humphrey received his bachelor of arts degree from Idaho State University, his master of science degree in Government Management from the School of Business Administration of the University of Denver, and his doctorate degree in Education from Brigham Young University. His prior experience includes 10 years as Chancellor of the University of Nevada System. He also served as Budget Director for the State of Nevada.

                 NOMINEE IN SECOND CLASS (PRESENT TERM EXPIRES IN 1994).

                 Kipton C. Kumler, age 53 - Director since 1985.

                 President of the Lexington Consulting Group, Inc. and President of Lincoln Software, Inc. Mr. Kumler received his bachelor's and master's degrees in Electrical Engineering from Cornell University and his master's degree in Business Administration from Harvard University. He was Senior Consultant at Arthur D. Little, Inc. from 1969 to 1979 when he founded the Lexington Consulting Group, Inc.

                 NOMINEE IN SECOND CLASS (PRESENT TERM EXPIRES IN 1994).


                 Philip N. Winkelstern, age 63 - Director since 1984.

                 Senior Vice President and Chief Financial Officer of the Company. Mr. Winkelstern received his bachelor of arts degree in Business Administration from Michigan State University. He joined the Company in 1975 and was elected to his current position in 1984. Mr. Winkelstern is a director of The Mahoning National Bank of Youngstown, Youngstown, Ohio and McDonald Steel Corp., McDonald, Ohio.

                 NOMINEE IN SECOND CLASS (PRESENT TERM EXPIRES IN 1994).

                INFORMATION CONCERNING DIRECTORS WHOSE TERMS
                  OF OFFICE WILL CONTINUE AFTER THE MEETING

         The names of the remaining eight directors of the Company, and certain information with respect to such directors, are as follows:

                 Gerald C. McDonough, age 65 - Director since 1992.

                 Retired Chairman of the Board and Chief Executive Officer of Leaseway Transportation Corporation. Mr. McDonough received his bachelor's degree in Business Administration from Case Western Reserve University. Mr. McDonough is a director of York International, York, Pennsylvania, Acme-Cleveland Corp., Cleveland, Ohio, Brush-Wellman Corporation, Cleveland, Ohio and Associated Estates Realty Corporation, Cleveland, Ohio and a Trustee of the Fidelity Funds, Boston, Massachusetts.

                 DIRECTOR IN THIRD CLASS (PRESENT TERM EXPIRES IN 1995).

                 John F. Peyton, age 69 - Director since 1989.

                 Retired Senior Vice President and Group Executive of Federal Mogul Corp. Mr. Peyton received his bachelor of science degree in Mechanical Engineering from Michigan State University. Mr. Peyton was General Manager of Arrowhead Products Division, Los Alamitos, California, from 1967 to 1971. He then was Director of Corporate Planning and Development for Federal Mogul Corp. in Southfield, Michigan. In 1973, he became Vice President and Group Executive, Component Parts Group, then Senior Vice President and Group Executive International until his retirement in 1989.

                 DIRECTOR IN THIRD CLASS (PRESENT TERM EXPIRES IN 1995).

                 Paul J. Powers, age 58 - Director since 1984.

                 Chairman, President and Chief Executive Officer of the Company. Mr. Powers received his bachelor's degree in Economics from Merrimack College and his master's degree in Business Administration from George Washington University. Mr. Powers joined the Company in 1982 as Group Vice President of Hydraulics, was elected President and Chief Operating Officer in 1984 and was elected Chairman and Chief Executive Officer in 1987. Mr. Powers is a director of Acme-Cleveland Corp., Cleveland, Ohio, Dollar Savings and Trust Co., Youngstown, Ohio, Ohio Edison Company, Akron, Ohio and Twin Disc, Inc., Racine, Wisconsin.

                 DIRECTOR IN THIRD CLASS (PRESENT TERM EXPIRES IN 1995).



                 Don E. Tucker, age 65 - Director since 1977.

                 Retired Senior Vice President and Chief Administrative Officer of the Company. Mr. Tucker received his bachelor of arts degree from Aurora College and his bachelor of law degree from Yale University. Mr. Tucker joined the Company in 1972 as General Counsel and Assistant Secretary, was elected Senior Vice President and Chief Administrative Officer in 1984 and retired in 1993. Mr. Tucker is a director of Bank One Youngstown N.A., Youngstown, Ohio.

                 DIRECTOR IN THIRD CLASS (PRESENT TERM EXPIRES IN 1995).

                 Charles B. Cushwa III, age 59 - Director since 1972.

                 Director of Cushwa Center for Industrial Development, Youngstown State University. Mr. Cushwa received his bachelor of arts degree in Sociology and his master of arts degree in Economics from the University of Notre Dame. Mr. Cushwa joined the Company in 1961 and held various management positions with the Company until retiring in 1988 as the Secretary of the Company. Mr. Cushwa is a director of Home Savings and Loan Company of Youngstown, Youngstown, Ohio.

                 DIRECTOR FOR FIRST CLASS (PRESENT TERM EXPIRES IN 1996).

                 John M. Galvin, age 61 - Director since 1993.

                 Private investor and consultant following retirement as Vice Chairman and Director of The Irvine Company in June of 1992. He received his bachelor's degree in Business Administration from Indiana University. He has served as President of The Rust Group of Austin, Texas; as Senior Vice President of Aetna Life and Casualty; and as Chief Executive Officer of Aetna's International and Diversified Business Division; and previously was an executive of American Standard Inc. and Chrysler Corporation. Mr. Galvin is a Director of Global Marine, Inc. of Houston, Texas; MTW Corporation of Kansas City, Missouri; Oasis Residential Inc. of Las Vegas, Nevada; and an Advisory Director of Alexander Proudfoot Plc, London, England.

                 DIRECTOR FOR FIRST CLASS (PRESENT TERM EXPIRES IN 1996).

                 Richard J. Hill, age 63 - Director since 1993.

                 Retired Certified Public Accountant with Hill, Barth & King, CPAs, a regional certified public accounting firm operating in Ohio, Pennsylvania and Florida. Mr. Hill formerly was a general partner and chairman of the Executive Committee of Hill, Barth & King. He received his bachelor's degree in Business Administration from Youngstown State University. Mr. Hill is a director of Panelmatic, Inc., Youngstown, Ohio.

                 DIRECTOR FOR FIRST CLASS (PRESENT TERM EXPIRES IN 1996).



                 John Nelson, age 71 - Director since 1961.

                 Retired Chairman and Chief Executive Officer of the Company. Mr. Nelson received his bachelor of Industrial Engineering degree from Ohio State University.

                 DIRECTOR FOR FIRST CLASS (PRESENT TERM EXPIRES IN 1996).

                             COMMITTEE INFORMATION

         The Board of Directors has established four committees to assist in the discharge of its responsibilities. These are the Executive, Audit, Pension Investment and Compensation Committees. The Board as a whole nominates directors for election after receiving recommendations from the Executive Committee. During the year, all directors attended 75% or more of the aggregate of meetings of the Board (seven) and the Board committees to which they were assigned. The attendance at the meetings of the Board of Directors and committee meetings during the year was 97.7%.

         The Executive Committee, during the intervals between the meetings of the Board of Directors, possesses and may exercise all the powers of the Board of Directors in the management of the business and affairs of the corporation in so far as may be permitted by law, except that no obligations or indebtedness other than those properly pertaining to current business shall be contracted without authorizations by the Board of Directors; and such Executive Committee shall have such other powers and perform such other duties as shall from time to time be prescribed by the Board of Directors. The committee is also responsible for making recommendations to the Board of Directors on candidates for election to the Board and on the qualifications, retirement and compensation of directors. During the past year the committee held eight meetings. The committee consists of five members as follows: Messrs. Powers (Chairman), Humphrey, Kumler, Nelson and Tucker (Secretary).

         The Audit Committee has the responsibility for recommending the selection of independent auditors by the Board of Directors; reviewing with such auditors, prior to the commencement of or during such audit for each fiscal year, the scope of the examination to be made; reviewing with such auditors the certified financial reports, any changes in accounting policies, the services rendered by such auditors (including management consulting services) and the effect of such services on the independence of such auditors; reviewing the corporation's internal audit and control functions; considering such other matters relating to such audits and to the accounting procedures employed by the corporation as the Audit Committee may deem appropriate; and reporting to the full Board of Directors regarding all of the foregoing.
During the past year, the committee held four meetings with the auditors. This committee consists of six members as follows: Messrs. Hill (Chairman), Charles Cushwa, Galvin, Humphrey, Nelson and Peyton. None of the members of the Audit Committee is an employee of the Company.

         The Pension Investment Committee has the responsibility for overseeing and evaluating the investments of the corporation's pension plan trusts, selecting fund managers and reviewing their performance and designating the proportion of pension contributions to be assigned to such managers. During the past year, the committee held two meetings. The committee consists of five members: Messrs. Kumler (Chairman), Charles Cushwa, McDonough, Peyton and Tucker. None of the members of the Pension Investment Committee is an employee of the Company.

         The Compensation Committee has the authority to determine annual salaries and bonuses for all elected officers and senior management and constitutes the "Committee" contemplated by the corporation's various stock option and award plans with the responsibility for administering such plans. During the past year, the committee held five meetings. The committee consists of four members: Messrs. Humphrey (Chairman), Galvin, Hill and McDonough.
None of the members of the Compensation Committee is an employee of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1993 all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

Overall Policy and Administration

         The Company's executive compensation program, as developed by the Compensation Committee, is designed to preserve and enhance shareholder value. Within a strategy that links executive and shareholder financial interests, the executive compensation program is designed to:

         Motivate executives toward long term strategic management of the Company's assets and operations through stock programs that focus executive attention on increasing shareholder value, as measured by the Company's stock price;

         Recognize and reward individual contributions and achievements as well as overall business performance via annual incentives which are tied to operating, financial and strategic objectives established annually;

         Provide a competitive salary structure to attract and retain the executive talent necessary to ensure the Company's continued profitable growth.

         The executive compensation program is administered by the Compensation Committee of the Board of Directors of the Company (the Committee) which is comprised of four non-employee independent directors, none of whom has interlocking or other relationships which might be considered conflicts of interest. The Committee establishes salaries for corporate officers and administers the Company's Salaried Employee Incentive Plan and Stock Option and Award Plan. In its decision-making process, the Committee utilizes independent compensation consultants and may periodically seek input from appropriate Company executives.

Base Salaries

         In establishing base salaries of Company executives, the Committee generally targets median (50th percentile) compensation levels of senior executives and other corporate officers in comparably sized durable goods manufacturing companies. Other factors such as availability of talent, the recruiting requirements of the particular situation and experience and anticipated performance are considered in determining individual initial base compensation levels.

         The Committee utilizes data from several executive compensation surveys. The number of participant companies appearing in these surveys is more extensive than the peer group established for performance graph purposes, reflecting the broader group of companies with which the Company competes for executive talent.

         Any adjustments in the base salaries of senior executives and other corporate officers are normally effective as of January 1 each year and are dependent upon such factors as: the executive's current responsibilities and experience, competitive compensation practices at comparably sized durable goods manufacturing companies, and the Committee's judgment regarding the performance of the executive.

The Salaried Employee Incentive Plan

         The Salaried Employee Incentive Plan provides senior and top managers an opportunity to earn annual cash payments (target incentive awards) based primarily on the achievement of important financial (operating and net income) goals as well as individual objectives. A threshold level of net income must be achieved before any payments are made.

         Selection of participants by the Compensation Committee, which in 1993 totaled 130 individuals, and accompanying target award ranges (from 10 to 50 percent of base salary) are determined according to individual responsibility levels, business judgment and market median data for comparably sized durable goods manufacturing companies.

The Stock Option and Award Plan

         The Stock Option and Award Plan allows for the grant of a variety of stock incentive instruments, including nonqualified (i.e., non-tax preferred) and incentive stock options, stock appreciation rights, restricted stock and performance shares. For many years, the Company has granted stock options to its key executives to create a direct link between shareholder and executive interests. The Company has also periodically granted time-lapse restricted stock to its key executives.

         At its January 27, 1993 meeting, the Committee approved a modification of its stock award program by authorizing the granting of performance shares in lieu of restricted stock for all key executives. The performance share program is a longer-term incentive program designed to motivate key executives whose efforts result in the achievement of financial results leading to increased shareholder value. The Committee believes performance shares better align executive and shareholder financial interests. During 1993 the Compensation Committee selected 52 executives throughout the Corporation for initial participation in the performance share program.

         Initially, depending on responsibilities within the Company, performance shares will be earned based on average corporate and/or group Return on Equity (ROE), and for certain executives, divisional operating income over a three-year performance period. In future years, the Committee may consider other measures of shareholder value and performance periods, as appropriate, in light of the Company's strategic objectives. Threshold levels of ROE, and in certain cases, operating income must be achieved before any distributions are made.

         Historically the Company has granted stock options on an annual basis while performance shares are projected to be granted every other year. In determining stock option awards, the Committee considers such factors as median competitive award levels, the size of previous stock option awards and Company and individual performance.

Chief Executive Officer Compensation

         Mr. Powers' annual base salary for 1993 was $434,500. This rate was based on his service to the Company, competitive compensation levels for CEOs of comparably sized durable goods manufacturing companies and the Committee's judgment regarding his performance. For performance in fiscal 1993, Mr. Powers received a payment under the Salaried Employees Incentive Plan of $165,000. This payment was based on an objective assessment by the Committee of the Company's net income achievement against predetermined targets as well as the Committee's judgment on Mr. Powers' achievement during the year.

         Mr. Powers received options to purchase 24,000 shares of Company stock. In addition, he received a grant of 21,000 performance shares during fiscal 1993. Mr. Powers' performance shares will be earned over three years based on the achievement of predetermined ROE targets. In determining these amounts, the Committee considered market median long-term incentive statistics, the size of previous awards and Company and individual performance.

      By:  The Compensation Committee

         Neil D. Humphrey, Chairman
         John M. Galvin
         Richard J. Hill
         Gerald C. McDonough

                                          SUMMARY COMPENSATION TABLE

                                                                                Long-Term
                                                                              Compensation
                                            Annual Compensation                  Awards
                                     --------------------------------    ---------------------
                                                              Other
                                                              Annual     Restricted
                                     Salary       Bonus     Compensa-      Stock                   All Other
        Name and                     ------       -----       tion        Awards(3)    Options   Compensation
   Principal Position       Year       ($)         ($)       ($)(2)          ($)         (#)        ($)(2)
   --------------------     ----       ---         ---       -------        ---          ---        ------
 Paul J. Powers            1993    $434,500     $165,000       -0-          -0-      24,000     $16,105 (4)
 Chairman, President       1992     379,500      205,000                $202,125     23,000
 and Chief Executive       1991     359,000      125,000                 149,625     24,000
 Officer

 Philip N. Winkelstern     1993     235,167       68,000       -0-          -0-      10,000      10,073 (5)
 Senior Vice President     1992     224,500       97,000                    -0-      20,000
 and Chief Financial       1991     213,000       60,000                  70,875     12,000
 Officer

 Bruce C. Wheatley(1)      1993     207,500       45,000     $ 4,539        -0-       5,000         -0-
 Vice President-           1992      56,452       16,800                  43,750      5,000
 Administration            1991          -            -                       -          -

 Thomas N. Bird            1993     211,667         -0-       17,181        -0-       5,000       2,519 (6)
 Group Vice President      1992     203,667       16,000                  36,750      8,000
                           1991     192,333       35,000                    -0-      10,000

 Robert A. Calcagni        1993     162,000       26,250       -0-          -0-       5,000     400,109 (7)
 Group Vice President      1992     137,000       20,000                  18,375      3,000
                           1991     118,633       32,000                  18,900      3,000

(1)  Bruce C. Wheatley became an employee of the Company on July 20, 1992.

(2) Information for fiscal years ending prior to 1993 is not required to be disclosed.

(3) This column shows the market value of restricted share awards on the date of grant. The aggregate holdings/value of Restricted Stock held on October 31, 1993 by the individuals listed in this table, including the awards shown in this column are: Paul J. Powers - 42,000 shares/$871,500; Philip N. Winkelstern - 8,000 shares/$166,000; Thomas N. Bird - 12,000 shares/$249,000; Bruce C. Wheatley - 2,500 shares/$51,875; and Robert A. Calcagni - 2,950 shares/$61,212.50. Regular quarterly dividends are paid on Restricted Stock held by these individuals.

(4) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $11,685; Company matching contributions pursuant to the 401(k) Plan in the amount of $1,350; and Company contribution to the Employee Stock Ownership Plan in the amount of $3,070.

(5) Includes Company matching contributions pursuant to the Non-Qualified Stock Purchase Plan in the amount of $5,705; Company matching contributions to the 401(k) Plan in the amount of $1,350; and Company contribution to the Employee Stock Ownership Plan in the amount of $3,018.

(6) Includes Company contribution to the Employee Stock Ownership Plan in the amount of $2,519.

(7) Includes Company matching contributions to the Non-Qualified Stock Purchase Plan in the amount of $3,210; Company matching contributions to the 401(k) Plan in the amount of $1,350; Company contribution to the Employee Stock Ownership Plan in the amount of $1,859; and foreign service payments in the amount of $22,863. Also includes $370,827 which represents the Company's retirement of a loan and related taxes provided by the Company to Mr. Calcagni in connection with his service in Luxembourg during the past four and one-half years.

                                               OPTION GRANTS TABLE

                                                                       Potential Realizable Value at
                                                                       Assumed Annual Rates of Stock
                          Individual Grants                         Price Appreciation for Option Term (1)
                          -----------------                         --------------------------------------
                    Number
                      of        % of
                   Securi-      Total
                    ties       Options
                   Under-      Granted
                   lying          to
                   Options     Employ-     Exercise
                   Granted     ees in       or Base     Expira-
                     (2)        Fiscal       Price       tion      0%            5%              10%
       Name          (#)         Year      ($/Share)     Date      ($)          ($)              ($)
       ----        -------     -------    ----------    --------   ---          ---              ---

 Paul J.
 Powers           24,000          30.2       $19.75   3-23-03        0      $298,620         $753,660

 Philip N.
 Winkelstern      10,000          12.6        19.75   3-23-03        0       124,425          314,025

 Bruce C.
 Wheatley          5,000           6.3        19.75   3-23-03        0        62,213          157,013

 Thomas N.
 Bird              5,000           6.3        19.75   3-23-03        0        62,213          157,013

 Robert A.
 Calcagni          5,000           6.3        19.75   3-23-03        0        62,213          157,013


 ALL SHARE
 OWNERS (3)       N/A            N/A          19.75   N/A            0      124,486,553      314,180,348

(1) Potential Realizable Value is presented net of the option exercise price but before any federal or state income taxes associated with exercise. These amounts represent certain assumed rates of appreciation only. Actual gains are dependent on the future performance of the Company's common stock and the option holders' continued employment throughout the vesting period. The amounts reflected in the table may not necessarily be achieved.

(2) The options listed in the above table were granted subject to a three-year vesting period, with 50% of the options granted becoming exercisable on the second anniversary of the grant date and 50% on the third anniversary. No SARs were granted. The exercisability of the options may be accelerated in the event of a change in control or a potential change in control.

(3) These figures represent, for comparison purposes, the gain to the Company's stockholders in total market value which would result from the assumed annual rates of stock price appreciation for the 10,004,947 shares of common stock outstanding as of March 24, 1993, the date of the grants of options to the named officers.

                           OPTION EXERCISES AND YEAR-END VALUE TABLE
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUE
              -----------------------------------------------------------------------


                                                               Number of
                                                               Securities           Value of
                                                               Underlying          Unexercised
                                                              Unexercised          In-the-Money
                                                              Options at           Options at
                                                                FY-End              FY-End (1)
                                                                 (#)                  ($)
                               Shares                             ---                  ---
                              Acquired          Value
                             on Exercise      Realized        Exercisable/         Exercisable/
           Name                  (#)             ($)         Unexercisable        Unexercisable
           ----                  ---             ---         -------------        -------------
 Paul J. Powers                19,300         $207,187      40,000/59,000     $120,000/$150,125

 Philip N. Winkelstern         16,500         $139,375      24,000/36,000        68,500/ 97,500

 Bruce C. Wheatley                0               -             0 /10,000          0   / 21,250

 Thomas N. Bird                   0               -         15,000/18,000        35,000/ 53,000

 Robert A. Calcagni               0               -         12,500/ 9,500        57,875/ 21,125



(1)    The value per option is calcuLated by subtracting the exercise price from the October 29, 1993 closing price of the Company's common stock on the New York Stock Exchange of $20.75.

                                  LONG-TERM INCENTIVE PLAN AWARDS TABLE

                           LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR
                           ---------------------------------------------------

                                                                         Estimated Future Payouts
                                                                    Under Non-Stock Price Based Plans
                                                                    ---------------------------------
                             Number of     Performance
                              Shares,        or Other
                             Units or      Period Until
                           Other Rights     Maturation      Threshold          Target            Maximum
           Name                (#)         or Payout(1)        (#)              (#)                (#)
           ----                ----        ------------        ---              ----               ---

 Paul J. Powers               21,000         1-27-96         10,500            21,000            31,500

 Philip N. Winkelstern         8,500         1-27-96          4,250             8,500            12,750

 Bruce C. Wheatley             5,000         1-27-96          2,500             5,000             7,500

 Thomas N. Bird                6,000         1-27-96          3,000             6,000             9,000

 Robert A. Calcagni            6,000         1-27-96          3,000             6,000             9,000



         Payouts of awards are tied to achieving specified levels of return on equity ("ROE") over a three-year period. At Threshold ROE, 50% of shares will be distributed. 100% of award will be paid at Target and 150% of award at Maximum. The Compensation Committee of the Board of Directors may, at or after grant, accelerate the vesting of all or part of any Performance Share Award and/or waive the limitations for all or any part of such award.


(1) The date in the column represents the date on which award payments will be made. The amounts of the awards are based on the three-year performance period ending October 31, 1995.

PENSION PLAN FOR SALARIED EMPLOYEES

                             PENSION PLAN TABLE (1)

 Remuneration                                     Years of Service (3)
 ------------                                     ----------------
      (2)             15            20            25            30            35

 $100,000          $ 25,939      $ 34,586      $ 43,232      $ 45,394       $ 47,555

 $150,000            40,939        54,586        68,232        71,644         75,055

 $200,000            55,939        74,586        93,232        97,894        102,555

 $235,840            66,691        88,922       111,152   115,641 (4)    115,641 (4)
 and over


         (1) The calculations assume that the recipient would receive an annual primary social security retirement benefit of $13,536.

         (2) Represents average of participant's base salary over the highest five consecutive years of the last ten years prior to retirement. For Plan
Year 1993, the Internal Revenue Code limits salary to $235,840.

         (3)  Messrs. Powers, Winkelstern, Bird, Wheatley and Calcagni had 11,
18, 4, 1 and 27 years of credited service, respectively, at November 30, 1993.

         (4) The Internal Revenue Code imposes a defined benefit maximum annual benefit of $115,641 for Plan Year 1993.



         All executive officers are participants in the Pension Plan for Salaried Employees (the "Pension Plan"), a defined benefit plan, under which participants receive monthly benefits based upon a percentage of their average base salary upon retirement (normally at age 65). During fiscal year 1993, the Company contributed 3.1% of the covered compensation of all Pension Plan participants.

         The Pension Plan provides normal lifetime monthly pension benefits equal to 50% of a participant's average annual base salary based on the highest five consecutive years during the last ten years prior to retirement, less 50% of the participant's primary Social Security Retirement Benefits. Participants with more than 25 years service receive an additional 1% of their basic benefit for each full year over 25 years, not to exceed 35 years. The participant's base salary is the only remuneration covered by the Pension Plan.

         The above table shows the estimated pension benefits in straight life annuity amounts payable to participants who retire on their normal retirement date under the Pension Plan, based upon the formula described above.

         For the Chief Executive Officer and the other four most-highly compensated officers, the base salary for purposes of the Pension Plan is the figure set forth in the Salary column of the Summary Compensation Table on page 17.


SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN TABLE (1)

  Remuneration                               Years of Service (2)
  ------------                              ------------------
                       15            20            25           30             35

     $250,000      $ 51,541      $ 29,310      $  7,080      $  8,841       $ 15,091

      350,000       101,541        79,310        57,080        61,341         70,091

      450,000       151,541       129,310       107,080       113,841        125,091

      550,000       201,541       179,310       157,080       166,341        180,091

      650,000       251,541       229,310       207,080       218,841        235,091

      750,000       301,541       279,310       257,080       271,341        290,091


         (1) The calculations assume that the recipient would receive an annual primary social security retirement benefit of $13,536.

         (2) Messrs. Powers and Winkelstern had 11 and 18 years of service, respectively, at November 30, 1993.


         Effective January 1, 1988, the Company established the Commercial Intertech Corp. Supplemental Executive Retirement Plan (the "SERP"), an unfunded deferred compensation plan for management employees of the Company or its subsidiaries who are participants under the Pension Plan. The Company established the SERP, in part, to provide certain benefits which participants under the Pension Plan would otherwise not receive as a result of certain legal limitations applicable to the Pension Plan. The Company's Compensation Committee, in its sole discretion, designates employees eligible to participate in the SERP. As of November 30, 1993, Mr. Powers and Mr. Winkelstern are the only participants in the SERP. The Company will become obligated to fund the SERP in the amount of the monthly benefits provided thereunder (based upon a percentage of the participant's monthly pay prior to retirement or termination of service) only at the time that such bene-fits become payable (as described below). However, the Company and its subsidiaries, from time to time and in their sole and absolute discretion, may contribute funds to a separate irrevocable grantor trust for the benefit of each participant, to be used as a reserve for the discharge of the Company's obligation to the participant under the SERP.

         Benefits under the SERP become payable to a participant on the first day of the month coincident with or next following the later day of (1) the separation from service with the Company or subsidiary or (2) his attainment of 55 years of age. Notwithstanding the above, in the event of a "Change in Control," benefits shall commence on the first day of the month coincident with or next following the participant's termination of employment and, if paid prior to the attainment of age 55, shall be the actuarial equivalent of the benefit commencing as of the first day of the month coincident with or next following the date the participant would have attained age 55. For purposes of the SERP the definition of "Change in Control" is the same as the definition contained in the section of this proxy statement entitled "Termination Benefits."

         For participants age 62 or more, the monthly benefit under the SERP is equal to:

         (i) 2% of the total obtained by multiplying the participant's number of years of participation (which is the greater of 1) 25 years or 2) years of service credited under the Pension Plan) (not to exceed 25 years) by the average of the participant's monthly pay during the highest five consecutive years during the 10 year period immediately preceding participant's retirement or separation from service; offset by

         (ii) the sum of the monthly benefit which would be payable under the Company's Pension Plan and 50% of the participant's primary Social Security Retirement Benefit estimated to be payable as of such date.

Participants in the SERP with more than 25 years of service also receive an additional benefit equal to the amount in (i) above multiplied by an amount equal to 1% of the participant's years of participation in excess of 25 years but not in excess of 35 years.

         If benefits under the SERP become payable to a participant on or after his attainment of age 55 but prior to his attainment of age 62, the benefit described in the paragraph above (and the offset for the primary Social Security Retirement Benefit) is reduced 3/10ths of 1% for each complete calendar month by which the date benefits become payable precedes the date as of which the participant attains age 62.

         The above table shows the estimated annual SERP payment payable in the form of a single life annuity to participants who have attained age 62, based upon the formula described above.

                    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                        AMONG COMMERCIAL INTERTECH CORP., NYSE
               AND DOW JONES INDUSTRIAL DIVERSIFIED INDUSTRY GROUP INDICES





                1988        1989        1990         1991        1992        1993
                ----        ----        ----         ----        ----        ----
 TEC             100.00      115.49       80.53       94.16      120.64       134.51

 NYSE            100.00      122.33      113.61      149.86      161.30       189.42

 DJID            100.00      112.77       91.43      127.92      138.16       174.09

Assumes $100 invested on October 31, 1988

Total return assumes reinvestment of dividends

Data as of October 31 of each year

In accordance with SEC guidelines, the New York Stock Exchange (NYSE) Index was selected as the broad market indicator because Commercial Intertech (TEC) shares are traded on the NYSE

The Dow Jones Industrial Diversified (DJID) Index was selected as the industry index because TEC is included in said index along with a number of competitors and other companies involved in two or more industries or whose products are used in many different industries.

EMPLOYMENT AGREEMENTS

         On February 15, 1988, the Company entered into Employment Agreements with Paul J. Powers and Philip N. Winkelstern. Each of the Employment Agreements is for a five-year term and can be extended thereafter for additional terms of one year and each has been extended until February 14, 1994. The Employment Agreements provide for the payment of a base salary which can be increased at the discretion of the Company. Additionally, an executive who is a party to an Employment Agreement shall be eligible to (1) receive cash bonuses as part of the Company's Management Incentive Plan; and (2) participate in other incentive, stock option, profit sharing and similar plans maintained by the Company for the benefit of its executives. Finally, the executives will be included in all other employee benefit plans to the extent that they are eligible. Such plans include, but are not limited to, group life insurance plans, hospitalization and medical plans and long-term disability plans.

         The base salary and cash bonuses payable under these Employment Agreements are included in calculating the cash compensation paid to Messrs. Powers and Winkelstern, respectively, as reported in the table under "Cash Compensation," above.

COMPENSATION OF DIRECTORS

         Directors who are not employees of the Company receive an annual retainer fee in the amount of $12,000, plus $900 for attending each meeting of the Board of Directors. They also receive $750 for attending each committee meeting. Directors who are employees of the Company do not receive compensation for serving as directors.

         Non-employee directors who retire after August 1, 1981 with at least ten years of non-employee Board service will be paid a retirement benefit consisting of an annual amount equal to the Board retainer being paid to such directors at the time of retirement. Retiring directors with less than ten years of non-employee Board service will receive proportionally decreased amounts. Non-employee directors are entitled to receive automatically a non-qualified stock option to purchase 1,500 shares of Company common stock upon the outside director's election to a new three-year term during the term of the Stock Option and Award Plan of 1993.


         Mr. Kipton C. Kumler, President of Lexington Consulting Group, Inc., provides consulting services to the Company. Fees paid for those services during fiscal 1993 were $51,419. Mr. Don E. Tucker, former Senior Vice President and Chief Administrative Officer of the Company, provides con-sulting services to the Company. Fees paid during fiscal 1993 were $32,000.


TERMINATION BENEFITS

         On February 15, 1988, the Company entered into Severance Compensation and Consulting Agreements with Paul J. Powers and Philip N. Winkelstern. On September 28, 1989, the Company entered into Severance Compensation Agreements with Thomas N. Bird and Robert A. Calcagni and on July 20, 1992 with Bruce C. Wheatley (the "Agreements"). The Agreements were the result of a determination by the Board of Directors that it was appropriate and in the best interest of the Company and its shareholders that, in the event of a possible change in control of the Company, the stability and continuity of management would continue unimpaired, free of the distractions incident to any change in control.

         For purposes of the Agreements, a "change in control" shall be deemed to have occurred if (i) there shall be consummated (a) any consolidation or merger of the Company in which the Company is not the continuing surviving corporation or pursuant to which shares of the Company's common stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's common stock immediately prior to the merger have substantially the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company, or (ii) the shareholders of the Company shall approve any plan or proposal for the liquidation or dissolution of the Company, or (iii) any person (as such term is used in Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"]), other than the Company or a subsidiary or any employee benefit plan sponsored by the Company or a subsidiary, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors, as a result of a tender or an exchange offer, open market purchases, privately negotiated purchases or otherwise, or (iv) at any time during a period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company shall cease for any reason to constitute at least the majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director during such two-year period is approved by a vote of at least two-thirds of the directors then still in office who were directors in the beginning of such two-year period.

         Benefits are payable under the Agreements only if a change in control has occurred and within two years after such change in control the officer's employment is terminated involuntarily without cause or voluntarily by the officer for reasons such as demotion, reduction in base salary, relocation, loss of benefits or other changes. The principal benefits to be provided to Messrs. Powers and Winkelstern under the Agreements are (i) a lump sum payment equal to two times the officer's annual cash compensation (base salary and incentive compensation), (ii) continued participation in the Company's employee benefit programs for three years following termination, and (iii) a consulting fee equal to the executive's annual cash compensation in consideration for consulting services over a one-year period after termination. The principal benefits to be provided to Messrs. Bird, Calcagni and Wheatley under the Agreements are (i) a lump sum payment equal to two times the officer's annual cash compensation (base salary and incentive compensation) and (ii) continued participation in the Company's employee benefit programs for two years following termination. If the officer's termination occurs after age 62, separation payments are reduced by a factor based upon the number of months remaining until the officer reaches age 65. The Agreements are not employment agreements, and do not impair the right of the Company to terminate the employment of the executive with or without cause prior to a change in control, or the right of the executive to voluntarily terminate his employment. Each Agreement generally terminates on the earlier of the date on which the officer reaches age 65 or five years from the date of the Agreement, provided that the term of the Agreement will be automatically extended for additional one- year periods until the officer reaches age 65 or the Company or the officer determines not to extend the Agreement.

                             SECURITY OWNERSHIP OF
                    BOARD OF DIRECTORS AND NAMED EXECUTIVES

         The directors, nominees for the office of director, the Chief
Executive Officer, the four other highly-compensated executive officers and all directors and executive officers as a group were the beneficial owners of the Company's voting shares, as of November 30, 1993, as set forth below:

                                         Amount and Nature                Percent
       Name of Beneficial                  of Beneficial                 of Voting
              Owner                          Ownership                    Shares
              -----                          ---------                    ------
 Thomas N. Bird                         37,227 (8) (14)                      *

 Robert A. Calcagni                     30,810 (2)(8)(9)(10)(13)             *

 Charles B. Cushwa III                  97,465 (1)(4)(5)(11)                 *

 William W. Cushwa                      83,143 (1)(2)(3)(4)(6)(7)(8)         *
                                               (10)(12)(13)

 John M. Galvin                          1,000                               *

 Richard J. Hill                         5,039 (9)                           *

 Neil D. Humphrey                        2,100 (9)                           *

 Kipton C. Kumler                        7,455                               *

 Gerald C. McDonough                       500                               *

 John Nelson                            12,682 (1)                           *

 John F. Peyton                          1,060 (9)                           *

 Paul J. Powers                        133,746 (2)(8)(10)(13)              1.2%

 Don E. Tucker                         129,786 (1)(2)(8)(10)(13)           1.2%


 Bruce C. Wheatley                       7,997 (15)                          *

 Philip N. Winkelstern                 109,030 (1)(2)(3)(8)(10)(13)          *

                                         Amount and Nature                Percent
       Name of Beneficial                  of Beneficial                 of Voting
              Owner                          Ownership                    Shares
              -----                          ---------                    ------
 All Directors and
 Executive Officers as a Group
 (19 people)                                     735,160                   6.6%

*less than 1%

         (1) Does not include common shares owned by the members of the above-mentioned directors' families who share their homes, as follows: of Mr.
Charles Cushwa - 400 shares; of Mr. William Cushwa - 34,486 shares; of Mr.
Nelson - 19,117 shares; of Mr. Tucker - 764 shares; of Mr. Winkelstern -
2,980 shares. Beneficial ownership thereof is disclaimed by the respective directors.

         (2) Includes the beneficial interest in common shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the Trustee acting under the provisions of the Company's Employee
Savings and Stock Purchase Plan, as follows:  Mr.  Calcagni - 736 shares; Mr.
William Cushwa - 2,682 shares; Mr. Powers - 1,006 shares; Mr. Tucker - 5,828 shares; and Mr. Winkelstern - 5,378 shares.

         (3) Includes common shares held by the directors as custodians for their minor children as follows: minor children of Mr. William W. Cushwa -
2,674 shares; and minor grandchildren as follows:  minor grandchild of Mr.
Philip N. Winkelstern - 500 shares.

         (4) Charles B. Cushwa III and William W. Cushwa are two of three beneficiaries of a trust, of which they are not trustees, which consists of 204,000 common shares the income from which will be paid to the beneficiaries equally during their lives. These shares are not included in the tabulation.

         (5) Does not include 33,500 common shares held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which The
Dollar Savings and Trust Company and Charles B. Cushwa III are co-trustees.
Beneficial ownership thereof is disclaimed by Mr.  Charles B. Cushwa III.

         (6) Does not include 7,500 common shares held in trust, of which William W. Cushwa is not a trustee, for the benefit of his child and of which beneficial ownership is disclaimed by Mr. William W. Cushwa.

         (7) Does not include 33,500 common shares held in trust, in which the children of William W. Cushwa have a remainder interest, and of which The Dollar Savings and Trust Company and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (8) Includes shares acquirable within 60 days under the Company's Stock Option and Award Plans as follows: Mr. Bird - 19,000 shares; Mr. Calcagni - 14,000 shares; Mr. William Cushwa - 4,250 shares; Mr. Powers - 51,500 shares; Mr. Tucker - 44,000 shares; and Mr. Winkelstern - 34,000 shares.

         (9) Includes common shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the administrator of the Company's Automatic Dividend Reinvestment Plan, as follows: Mr. Calcagni - 976 shares; Mr. Hill - 39 shares; Mr. Humphrey - 300 shares and Mr. Peyton - 60 shares.

         (10) Includes 146 shares of Series B Preferred Stock (fractional shares not shown) and the following number of common shares (fractional shares not shown) credited to the accounts of the above-mentioned beneficial owners by the Trustee acting under the provisions of the Company's 401(k) plan: Mr. Calcagni - 196 shares; Mr. William Cushwa - 427 shares; Mr. Powers - 2,316 shares; Mr. Tucker - 3,060 shares; and Mr. Winkelstern - 113 shares.

         (11) Does not include 28,497 common shares held in trust, in which the children of Charles B. Cushwa III have a remainder interest, and of which The Dollar Savings and Trust Company and Charles B. Cushwa III are co-trustees. Beneficial ownership thereof is disclaimed by Mr. Charles B. Cushwa III.

         (12) Does not include 44,000 common shares held in trust, in which the children of William W. Cushwa have a remainder interest, and of which The Dollar Savings and Trust Company and William W. Cushwa are co-trustees. Beneficial ownership thereof is disclaimed by Mr. William W. Cushwa.

         (13) Includes one share of common stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan and the following number of shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan: Mr. Calcagni - 218 shares; Mr. William Cushwa - 157 shares; Mr. Powers - 393 shares; Mr. Tucker - 380 shares; and Mr. Winkelstern - 380 shares.

         (14) Includes 227 shares of Series B Preferred Stock (fractional shares not shown) as a result of participation in the Commercial Intertech Employee Stock Ownership Plan.

         (15) Includes 497 shares of common stock (fractional shares not shown) held under the provisions of the Company's 401(k) plan.

         The information set forth above concerning beneficial shareholdings of the beneficial owners is based on information received from the persons named. None of such beneficial owners, directly or indirectly, owns beneficially any equity securities of any subsidiary of the Company.


                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The name of any person or "group" (as that term is used in the Exchange Act) known by the Company to be the beneficial owner of more than five percent (5%) of any class of the Company's voting securities as of November 30, 1993 is set forth below:


    Title           Name and Address          Amount and        Percent    Percent
      of                  of                   Nature of          of       of All
    Class          Beneficial Owner           Beneficial         Class     Voting
    -----          ----------------           Ownership          -----     Shares
                                              ---------                    ------
 Common        The Dollar Savings and     1,043,015 (1) (2)      10.39%      9.39%
               Trust Company
               P. O. Box 450
               Youngstown, OH 44501

 Common        Norwest Corporation        1,625,519 (3)          16.19%     14.64%
               6th and Marquette
               Minneapolis, MN 55479

 Series B      Mellon Bank N.A.           1,064,846 (4)         100.00%      9.59%
 Preferred     P. O. Box 444
               Pittsburgh, PA 15230

         (1) This figure includes 107,749 common shares held in trust by The
Dollar Savings and Trust Company (trustee) for the benefit of participants in the Commercial Intertech Corp. Employee Savings and Stock Purchase Plan.

         (2)  This figure includes 11,795 common shares held in trust by The
Dollar Savings and Trust Company (trustee) for the benefit of participants in the Non-Qualified Stock Purchase Plan of Commercial Intertech Corp.

         (3) Norwest Corporation holds common shares in a fiduciary capacity for various institutional and personal accounts.

         (4)  This figure represents all of the outstanding ESOP
Preferred Stock Series B held of record by Mellon Bank N.A. (trustee) for the benefit of participants in the Commercial Intertech Employee Stock Ownership
Plan and the Commercial Intertech Retirement Stock Ownership and  Savings Plan.
The trust for these plans contains provisions for pass-through voting rights to the employee participants in the plans.



                     2.  SELECTION OF INDEPENDENT AUDITORS

         The Board of Directors has selected Ernst & Young to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending October 31, 1994. Ernst & Young has served the Company in this capacity since 1921. A representative of Ernst & Young is expected to be present at the annual meeting with the opportunity to make a statement if he so desires and will also be available to respond to appropriate questions from shareholders.

         Unless contrary instructions are noted on the proxy, it will be voted to ratify the selection by the Board of Directors of Ernst & Young as independent public auditors for the fiscal year ending October 31, 1994. The affirmative vote of the holders of a majority of the voting shares represented at the meeting is required for such ratification.

                         ANNUAL REPORT TO SHAREHOLDERS

         The annual report of the Company and its subsidiaries for the fiscal year ended October 31, 1993, including financial statements reflecting the financial position and operations of the Company and its subsidiaries for that year, has been mailed to shareholders. The annual report is not deemed to have been filed with the Securities and Exchange Commission and is not part of this proxy solicitation.

                      1995 ANNUAL MEETING OF SHAREHOLDERS

         The deadline for receipt of shareholders' proposals for inclusion in the Company's 1995 proxy material is September 30, 1994.

                                   FORM 10-K

         A COPY OF THE COMPANY'S ANNUAL REPORT AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED OCTOBER 31, 1993, MAY BE OBTAINED BY SHAREHOLDERS AFTER JANUARY 31, 1994 WITHOUT CHARGE, ON WRITTEN REQUEST DIRECTED TO THE SECRETARY, COMMERCIAL INTERTECH CORP., P. O. BOX 239, YOUNGSTOWN, OHIO 44501.

                               3.  OTHER MATTERS

         The Board of Directors does not know of any matters of business to be presented for action at the meeting other than as set forth above. The enclosed proxy does, however, confer discretionary authority upon the persons named therein, or their substitutes, to take action with respect to any other matters that may properly be brought before the meeting.

                            SOLICITATION OF PROXIES

         The enclosed form of proxy is solicited by the Board of Directors. Shares represented by the proxy will be voted at the meeting and, where a choice has been specified with respect to a proposal, such shares will be voted in accordance with such specification. The cost of preparing, printing, assembling and mailing will be paid by the Company. Officers, directors or other employees of the Company, without additional remuneration, may solicit proxies personally or by other appropriate means, if deemed advisable. The Company will also request brokers, banks and other nominees to send proxy material to and obtain proxies from their principals, and it will reimburse such persons for their expenses in so doing. In addition, the Company has retained Morrow & Co., Inc. to assist in the solicitation of proxies. Morrow & Co., Inc. will request brokerage houses and other nominees, fiduciaries and custodians nominally holding shares of the Company's common stock of record to forward proxy solicitation material to the beneficial owners of such shares. For these services, the Company will pay Morrow & Co., Inc. a fee estimated not to exceed $4,000, plus reimbursement of expenses.

         Please complete, sign, date and return your proxy promptly to insure that your shares will be voted at the meeting. We hope that you will attend the meeting. For your convenience, a self-addressed envelope, which requires no additional postage if mailed in the United States, is enclosed.

                                  BY ORDER OF THE BOARD OF DIRECTORS



                                  GILBERT M. MANCHESTER
                                  General Counsel and Secretary

Youngstown, Ohio
January 28, 1994

                                        COMMERCIAL

                                        INTERTECH





                                        Notice of
                                        Annual Meeting of
                                        Shareholders
                                        March 23, 1994
                                        and
                                        Proxy Statement





                                Commercial Intertech Corp.
                                1775 Logan Avenue
                                Youngstown, Ohio 44501

                                    APPENDIX




1. Pictures of members of the Board of Directors appear on pages 6 through 11.

2.       Performance graph appears on page 28.

3.       Commercial Intertech Corp. logo appears on final page.